Exhibit 4.11

CABELA’S INCORPORATED

AMENDMENT NO. 3 TO NOTE AGREEMENTS

Re:	Note Agreements dated as of January 1, 1995

and

$10,000,000 8.79% Senior Notes, Series A

Due January 1, 2007

and

$5,000,000 9.01 % Senior Notes, Series B

Due January 1, 2007

and

$5,000,000 9.19% Senior Notes, Series C

Due January 1, 2010

To the Holders of the Notes named on Schedule I hereto	Dated as of October 9, 2001

Ladies and Gentlemen:

Reference is hereby made to the separate Note Agreements dated as of January 1, 1995 by and among Cabela’s Incorporated, a Nebraska corporation (the “Company”), and each of you (as heretofore amended by Amendment No. 1 dated as of June 30, 1997, Amendment No. 2 dated as of September 1, 2000 and as further amended by this Amendment No. 3, the “Note Agreements”) under and pursuant to which $10,000,000 aggregate principal amount of 8.79% Senior Notes, Series A due January 1, 2007 (the “Series A Notes”), $5,000,000 aggregate principal amount of 9.01 % Senior Notes, Series B due January 1, 2007 (the “Series B Notes”) and $5,000,000 aggregate principal amount of 9.19% Senior Notes, Series C due January 1, 2010 (the “Series C Notes” and, collectively with the Series A Notes and the Series B Notes, the “Notes”) of the Company were issued. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Note Agreements.

On June 26, 2000 the Subsidiaries of the Company consisting of (i) Cabela’s Catalog, Inc., (ii) Cabela’s Promotions, Inc., (iii) Cabela’s Retail, Inc., (iv) Cabela’s Outdoor Adventures, Inc., (v) Cabelas.com, Inc., (vi) Cabela’s Wholesale, Inc., (vii) Cabela’s Ventures, Inc. and (viii) Van Dyke Supply Company, Inc. (the Subsidiaries being herein referred to collectively as the “Co-Obligor Subsidiaries”) and together with the Company (being sometimes herein referred to collectively as the “Obligors”) entered into an Amended and Restated Loan Agreement for Revolving Loan and Term Loan dated June 26, 2000 with the Banks referred to therein and in connection therewith certain Subsidiary guaranties of bank debt were terminated.

The Obligors have entered into a Credit Agreement dated October 9, 2001 with the Banks referred to therein, such Credit Agreement to replace the existing Amended and Restated Loan Agreement dated June 26, 2000. In addition, World’s Foremost Bank, National Association, a national banking association and a subsidiary of the Company (“WFB”) and Wells Fargo Bank Nebraska, N.A. (“Wells Fargo”), entered into a Revolving Loan Agreement dated as of October 9, 2001 (the “WFB Loan Agreement”) pursuant to which Wells Fargo has agreed to extend a revolving line of credit to WFB, and the Company has agreed to provide an unconditional and unlimited guarantee of the revolving loan to be made under the WFB Loan Agreement, pursuant to a Guaranty dated as of October 9, 2001.

In connection with the foregoing the Company desires that the Note Agreements be amended as hereinafter set forth. Pursuant to Section 7.1 of the Note Agreements, holders of at least 51% in aggregate principal amount of the outstanding Notes of a Series must consent to such amendments with respect to such Series. Since you are the holders of the outstanding Notes in the principal amounts and in the Series as set forth opposite your names on Schedule I hereto, the Company hereby requests that you accept the amendments as set forth below. Upon satisfaction of the conditions precedent set forth in Section 3 hereto this instrument shall constitute an agreement which amends the Note Agreements as of the Third Amendment Closing Date (defined in Section 3 hereto) in the respects, but only in the respects, hereinafter set forth:

SECTION 1. AMENDMENTS TO NOTE AGREEMENTS.

Section 1.1 Amendment to Section 1.2. Section 1.2 is hereby restated in its entirety to read as follows:

“Section 1.2. Security for the Notes. Upon the Third Amendment Closing Date, the holders of the Notes, the Banks and U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”), will revise and restate the existing Amended and Restated Intercreditor Agreement dated as of September 1, 2000 as the Amended and Restated Intercreditor Agreement dated as of October 9, 2001 (the “2001 Revised Intercreditor Agreement”) in the form attached to Amendment No. 3 as Exhibit A, with the 2001 Revised Intercreditor Agreement becoming effective upon the Third Amendment Closing Date.”

Section 1.2 Amendment to Section 5.7. Section 5.7(a)(2) is hereby restated in its entirety to read as follows:

“(2) the sum of (i) secured Consolidated Debt other than the Notes and the Bank Loans, plus (ii) unsecured Debt of all Restricted Subsidiaries (other than (x) Debt owed to the Company or to any Wholly-owned Restricted Subsidiary and (y) Debt with respect to the Notes and the Bank Loans) to exceed 25% of Total Capitalization.”

Section 1.3 Amendment to Section 5.12. Section 5.12 is hereby restated in its entirety to read as follows:

“Section 5.12. Guaranties and Subsidiary Obligors of Debt.

The Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company which are limited in amount to a stated maximum dollar exposure or constitute Guaranties of obligations incurred by any Subsidiary in compliance with the provisions of the Agreements; provided, however, that (i) the Subsidiaries which became obligors of the Bank Loans on June 26, 2000 and which on the Second Amendment Closing Date become obligors of the Notes and the Agreements, shall be permitted to be such obligors as of the date they become such obligors, (ii) the Subsidiaries which became obligors on the Bank Loans on October 9, 2001 and which are obligors of the Notes and the Agreements shall be permitted to be such obligors as of the date they become such obligors, (iii) the Company shall be permitted to become a guarantor of the obligations of WFB under the WFB Loan Agreement pursuant to the Parent Guaranty and (iv) the Company will not permit any other Subsidiary to guaranty or become an obligor of the Bank Loans unless the Subsidiary becomes an additional obligor of the Bank Loans and prior to or concurrently with the execution and delivery of the instrument evidencing the same, such Subsidiary also executes and delivers to the holders of the Notes and the Collateral Agent documents satisfactory to the holders pursuant to which such Subsidiary becomes an additional obligor of the Notes and the Agreements and subject to the 2001 Revised Intercreditor Agreement.”

Section 1.4 Amendments to Section 8.1.

(a) The following definitions are either added or otherwise restated:

“Amendment No. 3” shall mean Amendment No. 3 dated as of October 9, 2001 to the Agreements, as previously amended by Amendment No. 1 and Amendment No. 2.

“Bank Agreement” shall mean the Amended and Restated Loan Agreement for Revolving Loan and Term Loan dated as of June 26, 2000; provided, however, that as of the Third Amendment Closing Date, “Bank Agreement” shall mean the Credit Agreement dated as of October 9, 2001.

“Bank Loans” shall mean the loans outstanding from time to time under the Bank Agreement.

“Banks” shall mean the following banks which are parties to the Bank Agreement: (i) U.S. Bank National Association, (ii) Firstar Bank, N.A., (iii) Comerica Bank and (iv) National Bank of Commerce Trust and Savings Association; provided, however, that as of the Third Amendment Closing Date, “Banks” shall mean the following banks which are parties to the Bank Agreement: (i) U.S. Bank National Association, (ii) LaSalle Bank National Association, (iii) First Union National Bank, (iv) Comerica Bank and (v) Wells Fargo Bank Nebraska, N.A.

“Operative Agreements” shall mean the Agreements and the 2001 Revised Intercreditor Agreement.

“Parent Guaranty” shall mean the Guaranty dated as of October 9, 2001 pursuant to which the Company has guaranteed the obligations of WFB under the WFB Loan Agreement.

“Third Amendment Closing Date” shall have the meaning set forth in Amendment No. 3.

“2001 Revised Intercreditor Agreement” shall have the meaning set forth in §1.2.

“WFB” shall mean World’s Foremost Bank, a national banking association and a subsidiary of the Company.

“WFB Loan Agreement” shall mean the Revolving Loan Agreement dated as of October 9, 2001 between the Company, WFB and Wells Fargo Bank Nebraska, N.A.

SECTION 2. WARRANTIES AND REPRESENTATIONS.

The Obligors represent and warrant that all representations and warranties set forth in Annex A attached hereto are true and correct as of the Third Amendment Closing Date.

SECTION 3. CONDITIONS PRECEDENT.

This Amendment No. 3 to Note Agreements (“Amendment No. 3”) is subject to the following conditions precedent being fulfilled by the Company and shall be effective as of October 15, 2001 (the “Third Amendment Closing Date”):

Section 3.1 Consent. The Company shall have obtained your written consent as evidenced by your signature at the foot of this Amendment No. 3.

Section 3.2 Payment of Fees and Expenses. The reasonable fees and disbursements of Chapman and Cutler, your special counsel, relating to the preparation, execution and delivery of this Amendment No. 3 and related matters shall have been paid by the Company to the extent reflected in a statement of such counsel rendered to the Company.

Section 3.3 Amended and Restated Intercreditor Agreement. Each of the parties thereto shall have executed and delivered the Amended and Restated Intercreditor Agreement in the form attached hereto as Exhibit A.

SECTION 4. MISCELLANEOUS PROVISIONS.

Section 4.1 Ratification of Note Agreements. Except as herein expressly amended, the Note Agreements are in all respects ratified and confirmed. If and to the extent that any of the terms or provisions of the Note Agreements are in conflict or inconsistent with any of the terms or provisions of this Amendment No. 3, this Amendment No. 3 shall govern.

Section 4.2 Counterparts. This Amendment No. 3 may be simultaneously executed in any number of counterparts, and all such counterparts together, each as an original, shall constitute but one and the same instrument.

Section 4.3 Reference to Note Agreements. Any and all notices, requests, certificates and any other instruments, including the Notes, may refer to the Note Agreements or the Note Agreements dated as of January 1, 1995, without making specific reference to this Amendment No. 3, but all such references shall be deemed to include this Amendment No. 3.

The execution hereof by you shall constitute an agreement between us and for the uses and purposes hereinabove set forth, and this Amendment No. 3 to Note Agreements may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CABELA’S INCORPORATED

By	/s/ David A. Roehr

Its Vice President

CABELA’S CATALOG, INC.

By	/s/ David A. Roehr

Its Vice President

CABELA’S PROMOTIONS, INC.

By	/s/ David A. Roehr

Its Vice President

CABELA’S RETAIL, INC.

By	/s/ David A. Roehr

Its Vice President

CABELA’S OUTDOOR ADVENTURES, INC.

By	/s/ David A. Roehr

Its Vice President

CABELAS.COM, INC.

By	/s/ David A. Roehr

Its Vice President

CABELA’S WHOLESALE, INC.

By	/s/ David A. Roehr

Its Vice President

CABELA’S VENTURES, INC.

By	/s/ David A. Roehr

Its Vice President

VAN DYKE SUPPLY COMPANY, INC.

By	/s/ David A. Roehr

Its Vice President

Accepted as of the Third

Amendment Closing Date

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Edwin H. Garrison, Jr.

Its First Vice President

COMPANION LIFE INSURANCE COMPANY

By	/s/ Edwin H. Garrison, Jr.

Its Assistant Treasurer

MUTUAL OF OMAHA INSURANCE COMPANY

By	/s/ Edwin H. Garrison, Jr.

Its First Vice President